UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) January 29, 2004


                                CenturyTel, Inc.

             (Exact name of registrant as specified in its charter)


       Louisiana                     1-7784                     72-0651161
    (State or other             (Commission File              (IRS Employer
    jurisdiction of                  Number)                Identification No.)
    incorporation)

         100 CenturyTel Drive, Monroe, Louisiana                 71203
         (Address of principal executive offices)             (Zip Code)


    Registrant's telephone number, including area code      (318) 388-9000

                          ---------------------------



ITEM 12. Results of Operations and Financial Condition

         The following information, except for our forecasts for the upcoming quarter and for 2004 and except for our references to non-GAAP financial measures (as defined in Regulation G promulgated by the Securities and Exchange Commission), shall be deemed incorporated by reference into any registration statement heretofore or hereafter filed by us under the Securities Act of 1933, as amended, except to the extent that such incorporated information is superceded by information as of a subsequent date that is included in or incorporated by reference into any such registration statement. None of the following information shall be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

         On January 29, 2004, we issued a press release announcing our fourth quarter 2003 consolidated operating results. More complete information on our operating results will be included in our Annual Report on Form 10-K for the year ended December 31, 2003, which we expect to file shortly with the Securities and Exchange Commission. The entire text of our January 29, 2004 press release is reproduced below:


FOR IMMEDIATE RELEASE               FOR MORE INFORMATION CONTACT:
January 29, 2004                    Media: Patricia Cameron 318.388.9674
                                    patricia.cameron@centurytel.com
                                    Investors: Tony Davis 318.388.9525
                                    tony.davis@centurytel.com

CenturyTel Announces Fourth Quarter 2003 Earnings
-------------------------------------------------

Monroe, LA. . . CenturyTel, Inc. (NYSE Symbol: CTL) announces operating results for fourth quarter 2003.

o Revenues, excluding nonrecurring items, increased 3.2% to $604.8 million from $585.9 million, while GAAP revenues increased 3.5% to $606.3 million from $585.9 million.

o Operating cash flow (as defined in the attached financial schedules), excluding nonrecurring items, rose 0.8% to $311.4 million.

o Net income, excluding nonrecurring items, grew 4.9% to $89.3 million. Reported under GAAP, net income was $82.4 million.

o Diluted earnings per share, excluding nonrecurring items, increased 3.4% to $.61, while GAAP diluted earnings per share was $.57 in fourth quarter 2003.

o Free cash flow (as defined in the attached financial schedules), excluding nonrecurring items, was $86.8 million in fourth quarter 2003.

---------------------------------------------------------------------------------------
Fourth Quarter Highlights (1)             Quarter Ended     Quarter Ended      % Change
   (In thousands, except per share          12/31/03          12/31/02
    and customer amounts)
---------------------------------------------------------------------------------------
   Revenues                               $     604,815     $     585,879         3.2%
   Operating Cash Flow                    $     311,442     $     308,920         0.8%
   Net Income                             $      89,267     $      85,074         4.9%
   Diluted Earnings Per Share             $         .61     $         .59         3.4%
   Average Diluted Shares Outstanding           145,354           143,380         1.4%

   Telephone Revenues                     $     522,691     $     519,427         0.6%
   Other Operations Revenues              $      82,124     $      66,452        23.6%
---------------------------------------------------------------------------------------
   Telephone Access Lines                     2,376,118         2,414,564        (1.6)%
   Long Distance Customers                      769,766           648,797        18.6%
---------------------------------------------------------------------------------------

(1) These results include adjustments for nonrecurring items and other non-GAAP financial measures. A reconciliation of these items to comparable GAAP measures is included in the attached financial schedules.

     "During 2003, CenturyTel achieved revenue and earnings growth in a very challenging industry environment," Glen F. Post, III, chairman and chief executive officer, said. "Record cash flows generated in 2003 provided the financial liquidity for CenturyTel to reduce debt by more than $467 million and strengthen our cash position by nearly $200 million."

     Consolidated revenues for the fourth quarter, excluding nonrecurring items, rose 3.2% to $604.8 million from $585.9 million. Operating cash flow, excluding nonrecurring items, grew to $311.4 million from $308.9 million. The Company achieved a consolidated cash flow margin, excluding nonrecurring items, of 51.5% for fourth quarter 2003. Net income for the quarter, excluding nonrecurring items, increased 4.9% to $89.3 million from $85.1 million in fourth quarter 2002. Diluted earnings per share, excluding nonrecurring items, increased 3.4% to $.61 from $.59.

     Telephone revenues for the fourth quarter, excluding nonrecurring items, reached $522.7 million compared to $519.4 million in fourth quarter 2002. Growth in enhanced calling features and intrastate access revenues was partially offset by declines in intrastate toll usage and access lines. Telephone operating income, excluding nonrecurring items, was $175.5 million while telephone operating cash flow, excluding nonrecurring items, was $289.1 million. Excluding nonrecurring items, CenturyTel's fourth quarter 2003 telephone operating cash flow margin was 55.3% while the operating income margin was 33.6%.

     Other operations revenues grew 23.6% to $82.1 million during fourth quarter 2003, compared with $66.5 million in fourth quarter 2002. CenturyTel's long distance revenues increased 5.5% to $42.9 million. Internet revenues increased 31.6% to $21.6 million in fourth quarter 2003 from $16.4 million in fourth quarter 2002. CenturyTel now serves nearly 770,000 long distance customers and more than 83,000 DSL customers, adding more than 24,500 and 7,100 customers, respectively, during the quarter. Fiber transport revenues increased $7.4 million, primarily due to the June 2003 acquisition of fiber assets from Digital Teleport, Inc.

     For the year 2003, results from continuing operations benefited from the Alabama and Missouri wireline properties acquired from Verizon in third quarter 2002. Revenues from continuing operations, excluding nonrecurring items, increased to $2.379 billion from $1.980 billion for the same period in 2002, a 20.2% increase. Operating cash flow from continuing operations, excluding nonrecurring items, was $1.222 billion for 2003 compared to $1.012 billion a year ago, a 20.8% increase. Income from continuing operations, excluding nonrecurring items, increased 39.1% to $345.8 million from $248.5 million in 2002.

     "Customer demand for long distance and Internet services continued to drive solid revenue growth of nearly $49 million in 2003 as long distance customers grew nearly 19% and DSL customers grew more than 58%. We believe the development of our integrated bundle during 2004 will stimulate further demand for services," Post said.

     Under generally accepted accounting principles (GAAP), the Company's fourth quarter 2003 net income was $82.4 million compared to $44.3 million in 2002, while diluted earnings per share was $.57 for fourth quarter 2003 compared to $.31 in fourth quarter 2002. Net income in fourth quarter 2003 reflects an $8.8 million after-tax charge associated with various operating tax audits and an after-tax benefit of $2.0 million related to professional fees previously accrued. Net income in fourth quarter 2002 included a $39.0 million after-tax charge associated with the redemption of $400 million Series I remarketable senior notes. See the accompanying financial information for additional nonrecurring items that affected the fourth quarters and full years of 2003 and 2002.

     For the year 2003, prepared in accordance with GAAP, the Company reported net income of $344.7 million, or $2.38 per diluted share, compared to net income of $801.6 million, or $5.61 per diluted share for the year 2002. The 2002 results included a $551.4 million after-tax gain, or $3.86 per diluted share, from the sale of the Company's wireless operations in third quarter 2002.

     Guidance for 2004. CenturyTel anticipates a decline in 2004 telephone revenues primarily due to lower intrastate toll usage, lower cost study adjustments, lower universal service funding and access line declines. Giving effect to these revenue declines, the incremental amortization expense, conversion and operating costs related to the new billing and customer care system, and an expected increase in the Company's effective income tax rate to 38.5% primarily due to state income taxes, CenturyTel expects full year 2004 diluted earnings per share to be in the range of $2.05 to $2.20.

     For first quarter 2004, CenturyTel expects total revenues of $585 to $600 million and diluted earnings per share of $.49 to $.53.

     These outlook figures are presented on a GAAP basis, excluding nonrecurring items and the potential impact of any future mergers, acquisitions, divestitures or other similar business transactions.

     Reconciliation to GAAP. This release includes certain non-GAAP financial measures, including but not limited to operating cash flow, free cash flow and adjustments to GAAP measures to exclude the effect of nonrecurring items. In addition to providing key metrics for management to evaluate the Company's performance, we believe these measurements assist investors in their understanding of period-to-period operating performance and in identifying historical and prospective trends. Reconciliations of non-GAAP financial measures to the most comparable GAAP measures are included in the attached financial schedules. Reconciliation of additional non-GAAP financial measures that may be discussed during the earnings call described below will be available on the Company's Web site at www.centurytel.com. Investors are urged to consider these non-GAAP measures in addition to, and not in substitution for, measures prepared in accordance with GAAP.

     In addition to historical information, this release includes certain forward-looking statements, estimates and projections that are based on current expectations only, and are subject to a number of risks, uncertainties and assumptions, many of which are beyond the control of the Company. Actual events and results may differ materially from those anticipated, estimated or projected if one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect. Factors that could affect actual results include but are not limited to: the timing, success and overall effects of competition from a wide variety of competitive providers; the risks inherent in rapid technological change; the effects of ongoing changes in the regulation of the communications industry; the Company's ability to effectively manage its growth, including integrating newly-acquired businesses into the Company's operations, hiring adequate numbers of qualified staff, and successfully upgrading its billing and other information systems; possible changes in the demand for, or pricing of, the Company's products and services; the Company's ability to successfully introduce new product or service offerings on a timely and cost-effective basis; the Company's ability to collect its receivables from financially troubled communications companies; other risks referenced from time to time in the Company's filings with the Securities and Exchange Commission; and the effects of more general factors such as changes in interest rates, in accounting policies or practices, in operating, medical or administrative costs, in general market, labor or economic conditions, or in legislation, regulation or public policy. These and other uncertainties related to the Company's business are described in greater detail in the Company's Annual Report on Form 10-K for the year ended December 31, 2002. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The information contained in this release is as of January 29, 2004. The Company undertakes no obligation to update any of its forward-looking statements.

     CenturyTel's management will host a conference call at 11:00 A.M. Central time today. Interested parties can access the call by dialing 800.346.2923 and the call will be accessible for replay until 1:00 p.m. CST, February 5, 2004, by calling 800.332.6854 and entering the conference-id number: 3383. Investors can also listen to CenturyTel's earnings conference call and replay by accessing the Company's Web site at www.centurytel.com

     CenturyTel, Inc. provides communications services including local, long distance, Internet access and data services to more than 3 million customers in 22 states. The company, headquartered in Monroe, Louisiana, is publicly traded on the New York Stock Exchange under the symbol CTL, and is included in the S&P 500 Index. CenturyTel is the 8th largest local exchange telephone company, based on access lines, in the United States. Visit CenturyTel at www.centurytel.com.

                           --------------------------

                                CenturyTel, Inc.
                        CONSOLIDATED STATEMENTS OF INCOME
                  THREE MONTHS ENDED DECEMBER 31, 2003 AND 2002
                                   (UNAUDITED)

                          Three months ended December 31, 2003   Three months ended December 31, 2002
                          ------------------------------------   ------------------------------------
                                                  As adjusted                            As adjusted                   Increase
                                         Less     excluding                     Less     excluding                    (decrease)
                                         non-        non-                       non-        non-         Increase      excluding
 In thousands, except           As    recurring   recurring          As       recurring   recurring      (decrease)   nonrecurring
  per share amounts         reported    items       items         reported     items       items        as reported      items
                          ------------------------------------   ------------------------------------   --------------------------
   TELEPHONE OPERATIONS
Operating revenues
   Local service         $    188,464          -       188,464      186,248           -       186,248          1.2%           1.2%
   Network access             289,224      1,500 (1)   287,724      285,978           -       285,978          1.1%           0.6%
   Other                       46,503          -        46,503       47,201           -        47,201         (1.5%)         (1.5%)
                          ------------------------------------   ------------------------------------
                              524,191      1,500       522,691      519,427           -       519,427          0.9%           0.6%
                          ------------------------------------   ------------------------------------
Operating expenses
   Plant operations           127,199          -       127,199      127,957           -       127,957         (0.6%)         (0.6%)
   Customer operations         43,526          -        43,526       45,018           -        45,018         (3.3%)         (3.3%)
   Corporate and other         70,351      7,500 (1)    62,851       56,655           -        56,655         24.2%          10.9%
   Depreciation and
    amortization              113,601          -       113,601      112,980           -       112,980          0.5%           0.5%
                          ------------------------------------   ------------------------------------
                              354,677      7,500       347,177      342,610           -       342,610          3.5%           1.3%
                          ------------------------------------   ------------------------------------
Telephone operating
 income                       169,514     (6,000)      175,514      176,817           -       176,817         (4.1%)         (0.7%)
                          ------------------------------------   ------------------------------------

    OTHER OPERATIONS
Operating revenues
   Long distance               42,916          -        42,916       40,665           -        40,665          5.5%           5.5%
   Internet                    21,588          -        21,588       16,402           -        16,402         31.6%          31.6%
   Other                       17,620          -        17,620        9,385           -         9,385         87.7%          87.7%
                          ------------------------------------   ------------------------------------
                               82,124          -        82,124       66,452           -        66,452         23.6%          23.6%
                          ------------------------------------   ------------------------------------
Operating expenses
   Cost of sales and
    other                      59,797          -        59,797       49,258       1,929 (4)    47,329         21.4%          26.3%
   Depreciation and
    amortization                5,380          -         5,380        4,901           -         4,901          9.8%           9.8%
                          ------------------------------------   ------------------------------------
                               65,177          -        65,177       54,159       1,929        52,230         20.3%          24.8%
                          ------------------------------------   ------------------------------------
Other operating income         16,947          -        16,947       12,293      (1,929)       14,222         37.9%          19.2%
                          ------------------------------------   ------------------------------------

TOTAL OPERATING INCOME        186,461     (6,000)      192,461      189,110      (1,929)      191,039         (1.4%)          0.7%

OTHER INCOME (EXPENSE)
   Interest expense           (60,842)    (7,500)(1)   (53,342)     (57,019)          -       (57,019)         6.7%          (6.4%)
   Income from
    unconsolidated
    cellular entity             1,265          -         1,265        1,730           -         1,730        (26.9%)        (26.9%)
   Other income and
    expense                     3,188      3,000 (2)       188      (63,458)    (60,730)(5)    (2,728)      (105.0%)       (106.9%)
   Income tax expense         (47,630)     3,675 (3)   (51,305)     (26,018)     21,930 (6)   (47,948)        83.1%           7.0%
                          ------------------------------------   ------------------------------------

NET INCOME                $    82,442     (6,825)       89,267       44,345     (40,729)       85,074         85.9%           4.9%
                          ====================================   ====================================

BASIC EARNINGS PER SHARE  $      0.57      (0.05)         0.62         0.31       (0.29)         0.60         83.9%           3.3%

DILUTED EARNINGS
 PER SHARE                $      0.57      (0.05)         0.61         0.31       (0.28)         0.59         83.9%           3.4%

SHARES OUTSTANDING
   Basic                      144,204                  144,204      142,465                   142,465          1.2%           1.2%
   Diluted                    145,354                  145,354      143,380                   143,380          1.4%           1.4%

DIVIDENDS PER
 COMMON SHARE             $    0.0550                   0.0550       0.0525                    0.0525          4.8%           4.8%

NONRECURRING ITEMS
   (1) - Operating taxes, including related revenue effect, and interest associated with various operating tax audits.
   (2) - Reversal of costs previously accrued to defend unsolicited takeover proposal.
   (3) - Tax effect of items (1) and (2).
   (4) - Write-off costs associated with abandoned project.
   (5) - Redemption premium on remarketable notes, net of unamortized premium ($59.9 million), and write-off of nonoperating investment ($781,000).
   (6) - Tax effect of items (4) and (5).

                                CenturyTel, Inc.
                        CONSOLIDATED STATEMENTS OF INCOME
                 TWELVE MONTHS ENDED DECEMBER 31, 2003 AND 2002
                                   (UNAUDITED)

                          Twelve months ended December 31, 2003  Twelve months ended December 31, 2002
                          -------------------------------------  -------------------------------------
                                                    As adjusted                            As adjusted                   Increase
                                          Less      excluding                    Less      excluding                    (decrease)
                                          non-         non-                      non-         non-        Increase       excluding
In thousands, except            As     recurring    recurring          As      recurring    recurring    (decrease)    nonrecurring
 per share amounts           reported    items        items         reported     items        items      as reported       items
                          -------------------------------------  -------------------------------------   --------------------------
   TELEPHONE OPERATIONS
Operating revenues
   Local service          $   754,063          -        754,063      604,580           -       604,580         24.7%         24.7%
   Network access           1,135,223      1,500 (1)  1,133,723      972,303      (7,645)(4)   979,948         16.8%         15.7%
   Other                      182,694          -        182,694      156,709           -       156,709         16.6%         16.6%
                          -------------------------------------  -------------------------------------
                            2,071,980      1,500      2,070,480    1,733,592      (7,645)    1,741,237         19.5%         18.9%
                          -------------------------------------  -------------------------------------
Operating expenses
   Plant operations           505,786          -        505,786      433,187                   433,187         16.8%         16.8%
   Customer operations        167,594          -        167,594      148,502           -       148,502         12.9%         12.9%
   Corporate and other        259,635      2,541 (1)    257,094      211,924      15,000 (5)   196,924         22.5%         30.6%
   Depreciation and
    amortization              450,851          -        450,851      396,866           -       396,866         13.6%         13.6%
                          -------------------------------------  -------------------------------------
                            1,383,866      2,541      1,381,325    1,190,479      15,000     1,175,479         16.2%         17.5%
                          -------------------------------------  -------------------------------------
Telephone operating
  income                      688,114     (1,041)       689,155      543,113     (22,645)      565,758         26.7%         21.8%
                          -------------------------------------  -------------------------------------

   OTHER OPERATIONS
Operating revenues
   Long distance              173,884          -        173,884      146,536           -       146,536         18.7%         18.7%
   Internet                    79,933          -         79,933       58,665           -        58,665         36.3%         36.3%
   Other                       54,948          -         54,948       33,203           -        33,203         65.5%         65.5%
                          -------------------------------------  -------------------------------------
                              308,765          -        308,765      238,404           -       238,404         29.5%         29.5%
                          -------------------------------------  -------------------------------------
Operating expenses
   Cost of sales and other    226,693          -        226,693      180,076       1,929 (6)   178,147         25.9%         27.3%
   Depreciation and
    amortization               19,790          -         19,790       14,760           -        14,760         34.1%         34.1%
                          -------------------------------------  -------------------------------------
                              246,483          -        246,483      194,836       1,929       192,907         26.5%         27.8%
                          -------------------------------------  -------------------------------------
Other operating income         62,282          -         62,282       43,568      (1,929)       45,497         43.0%         36.9%
                          -------------------------------------  -------------------------------------

Corporate overhead costs
 allocable to dis-
 continued operations               -          -              -      (11,275)          -       (11,275)      (100.0%)      (100.0%)
                          -------------------------------------  -------------------------------------

TOTAL OPERATING INCOME        750,396     (1,041)       751,437      575,406     (24,574)      599,980         30.4%         25.2%

OTHER INCOME (EXPENSE)
   Interest expense          (226,751)    (7,500)(1)   (219,251)    (221,845)          -      (221,845)         2.2%         (1.2%)
   Income from
    unconsolidated
    cellular entity             6,160          -          6,160        5,582           -         5,582         10.4%         10.4%
   Nonrecurring gains
    and losses                      -          -              -        3,709       3,709 (7)         -       (100.0%)           -%
   Other income and expense     2,154      3,000 (2)       (846)     (63,814)    (63,730)(8)       (84)      (103.4%)       907.1%
   Income tax expense        (187,252)     4,466 (3)   (191,718)    (105,505)     29,608 (9)  (135,113)        77.5%         41.9%
                          -------------------------------------  -------------------------------------

INCOME FROM CONTINUING
 OPERATIONS                   344,707     (1,075)       345,782      193,533     (54,987)      248,520         78.1%         39.1%

DISCONTINUED OPERATIONS,
 NET OF TAX                         -          -              -      608,091     531,625 (10)   76,466       (100.0%)      (100.0%)
                          -------------------------------------  -------------------------------------

NET INCOME                $   344,707     (1,075)       345,782      801,624     476,638       324,986        (57.0%)         6.4%
                          =====================================  =====================================

BASIC EARNINGS PER SHARE
   From continuing
    operations            $      2.40      (0.01)          2.41         1.36       (0.39)         1.75         76.5%         37.7%
   From discontinued
    operations            $         -          -              -         4.29        3.75          0.54       (100.0%)      (100.0%)
   Basic earnings
    per share             $      2.40      (0.01)          2.41         5.66        3.37          2.29        (57.6%)         5.2%

DILUTED EARNINGS PER SHARE
   From continuing
    operations            $      2.38      (0.01)          2.39         1.35       (0.38)         1.74         76.3%         37.4%
   From discontinued
    operations            $         -          -              -         4.26        3.72          0.54       (100.0%)      (100.0%)
   Diluted earnings per
    share                 $      2.38      (0.01)          2.39         5.61        3.34          2.27        (57.6%)         5.3%

SHARES OUTSTANDING
   Basic                      143,583                   143,583      141,613                   141,613          1.4%          1.4%
   Diluted                    144,700                   144,700      142,879                   142,879          1.3%          1.3%

DIVIDENDS PER
 COMMON SHARE             $    0.2200                    0.2200       0.2100                    0.2100          4.8%          4.8%

NONRECURRING ITEMS
   (1) - Includes (i) operating taxes ($7.5 million), net of related revenue effect ($1.5 million), and interest cost ($7.5 million) associated with various operating tax audits and (ii) partial recovery of amounts previously written off in connection with WorldCom bankruptcy ($4.9 million; see Note 5).
   (2) - Reversal of costs previously accrued to defend unsolicited takeover proposal.
   (3) - Net out of period income tax adjustments ($2.5 million credit), net of tax effect of items (1) and (2).
   (4) - Reserve for refunds of access charges to interexchange carriers.
   (5) - Reserve for uncollectible receivables, primarily WorldCom.
   (6) - Write off costs associated with abandoned project.
   (7) - Gain on sale of PCS license.
   (8) - Redemption premium on remarketable notes, net of unamortized premium ($59.9 million); costs to defend unsolicited takeover proposal
         ($3.0 million); and write-off of nonoperating investment ($781,000).
   (9) - Tax effect of items (4) through (8).
   (10)- Gain on sale of wireless operations ($551.4 million after-tax), net of write down of wireless portion of billing system ($19.8 million after-tax).


                                CenturyTel, Inc.
                           CONSOLIDATED BALANCE SHEETS
                     DECEMBER 31, 2003 AND DECEMBER 31, 2002
                                   (UNAUDITED)

                                                     Dec. 31,      Dec. 31,
                                                       2003          2002
                                                ----------------------------
                                                         (in thousands)
                  ASSETS
CURRENT ASSETS
   Cash and cash equivalents                    $       203,181        3,661
   Other current assets                                 259,758      292,241
                                                ----------------------------
     Total current assets                               462,939      295,902
                                                ----------------------------

PROPERTY, PLANT AND EQUIPMENT
   Telephone                                          6,596,600    6,347,900
   Other                                                587,555      521,292
   Accumulated depreciation                          (3,728,674)  (3,337,547)
                                                ----------------------------
     Net property, plant and equipment                3,455,481    3,531,645
                                                ----------------------------

INVESTMENTS AND OTHER ASSETS
   Goodwill                                           3,425,001    3,427,281
   Other                                                552,431      515,580
                                                ----------------------------
     Total investments and other assets               3,977,432    3,942,861
                                                ----------------------------

TOTAL ASSETS                                    $     7,895,852    7,770,408
                                                ============================


        LIABILITIES AND EQUITY
CURRENT LIABILITIES
 Current maturities of long-term debt           $        72,453       70,737
 Other current liabilities                              398,930      317,367
                                                ----------------------------
   Total current liabilities                            471,383      388,104

LONG-TERM DEBT                                        3,109,302    3,578,132
DEFERRED CREDITS AND OTHER LIABILITIES                  836,651      716,168
STOCKHOLDERS' EQUITY                                  3,478,516    3,088,004
                                                ----------------------------

TOTAL LIABILITIES AND EQUITY                    $     7,895,852    7,770,408
                                                ============================

                              CAPITAL EXPENDITURES
                 TWELVE MONTHS ENDED DECEMBER 31, 2003 AND 2002

                                                  Twelve months ended December 31,         Increase
                                                       2003            2002               (decrease)
                                                ----------------------------------      -------------
                                                          (in thousands)
CAPITAL EXPENDITURES
   Telephone                                   $        317,357            319,536             (0.7%)
   Wireless (discontinued operations)                         -             27,242           (100.0%)
   Other                                                 60,582             66,731             (9.2%)
                                                ----------------------------------
Total capital expenditures                     $        377,939            413,509             (8.6%)
                                                ==================================


                              CAPITAL EXPENDITURES
                  THREE MONTHS ENDED DECEMBER 31, 2003 AND 2002

                                                   Three months ended December 31,         Increase
                                                       2003             2002              (decrease)
                                                ----------------------------------      -------------
                                                          (in  thousands)
CAPITAL EXPENDITURES
 Telephone                                     $        100,909             98,209              2.7%
 Other                                                   20,571             17,284             19.0%
                                                ----------------------------------
Total capital expenditures                     $        121,480            115,493              5.2%
                                                ==================================

                                CenturyTel, Inc.
                  RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
                                   (UNAUDITED)


                                       Three months ended December 31, 2003             Three months ended December 31, 2002
                                       -------------------------------------            --------------------------------------
                                                                 As adjusted                                       As adjusted
                                                      Less        excluding                             Less        excluding
                                                      non-           non-                               non-           non-
                                            As      recurring     recurring                  As      recurring      recurring
                                         reported     items         items                 reported     items          items
                                       -------------------------------------            --------------------------------------
Consolidated operating cash flow and
 cash flow margin
   Operating income                    $   186,461      (6,000)(1)   192,461                189,110      (1,929)(3)    191,039
   Add: Depreciation and amortization      118,981                   118,981                117,881           -        117,881
                                       -------------------------------------            --------------------------------------
   Consolidated operating cash flow    $   305,442      (6,000)      311,442                306,991      (1,929)       308,920
                                       =====================================            ======================================

   Revenues                            $   606,315       1,500 (1)   604,815                585,879           -        585,879
                                       =====================================            ======================================
   Consolidated cash flow margin
    (operating cash flow divided by
    revenues)                                50.4%                     51.5%                  52.4%                      52.7%
                                       ===========               ===========            ===========               ============

Telephone operating cash flow,
 operating income margin and cash
 flow margin
   Telephone operating income          $   169,514      (6,000)(1)   175,514                176,817           -        176,817
   Add: Depreciation and amortization      113,601           -       113,601                112,980           -        112,980
                                       -------------------------------------            --------------------------------------
   Telephone operating cash flow       $   283,115      (6,000)      289,115                289,797           -        289,797
                                       =====================================            ======================================

   Telephone revenues                  $   524,191       1,500 (1)   522,691                519,427           -        519,427
                                       =====================================            ======================================
   Telephone operating income margin
    (operating income divided by
    revenues)                                32.3%                     33.6%                  34.0%                      34.0%
                                       ===========               ===========            ===========               ============
   Telephone cash flow margin
    (operating cash flow divided
    by revenues)                             54.0%                     55.3%                  55.8%                      55.8%
                                       ===========               ===========            ===========               ============

Other Operations operating cash flow,
 operating income margin and cash
 flow margin
   Other Operations operating income   $    16,947           -        16,947                 12,293      (1,929)(3)     14,222
   Add: Depreciation and amortization        5,380           -         5,380                  4,901           -          4,901
                                       -------------------------------------            --------------------------------------
   Other Operations operating
    cash flow                          $    22,327           -        22,327                 17,194      (1,929)        19,123
                                       =====================================            ======================================

   Other Operations revenues           $    82,124           -        82,124                 66,452           -         66,452
                                       =====================================            ======================================

   Other Operations operating income
    margin (operating income divided
    by revenues)                             20.6%                     20.6%                  18.5%                      21.4%
                                       ===========               ===========            ===========               ============

   Other Operations cash flow margin
    (operating cash flow divided
    by revenues)                             27.2%                     27.2%                  25.9%                      28.8%
                                       ===========               ===========            ===========               ============

Free cash flow (prior to debt
 service requirements and dividends)
   Net income                          $    82,442      (6,825)(2)    89,267                 44,345     (40,729)(4)     85,074
   Add: Depreciation and amortization      118,981           -       118,981                117,881           -        117,881
   Less: Capital expenditures             (121,480)          -      (121,480)              (115,493)          -       (115,493)
                                       -------------------------------------            --------------------------------------
   Free cash flow                      $    79,943      (6,825)       86,768                 46,733     (40,729)        87,462
                                       =====================================            ======================================

   Free cash flow                      $    79,943                                           46,733
   Income from unconsolidated
    cellular entity                         (1,265)                                          (1,730)
   Deferred income taxes                    60,684                                           27,769
   Changes in current assets and
    current liabilities                     32,553                                          (35,340)
   Increase in other noncurrent
    assets                                  (5,248)                                          (6,981)
   Increase (decrease) in other
    noncurrent liabilities                  (1,361)                                          12,956
   Retirement benefits                     (40,336)                                         (18,046)
   Other, net                               (6,908)                                          17,541
   Add:  capital expenditures              121,480                                          115,493
                                       -----------                                      -----------
   Net cash provided by operating
    activities                         $   239,542                                          158,395
                                       ===========                                      ===========


   (1) Operating taxes ($7.5 million), including revenue effect ($1.5 million), associated with various operating tax audits.
   (2) Includes (i) interest cost ($4.9 million after-tax) related to operating tax audits; (ii) benefit from reversal of costs previously accrued to defend unsolicited takeover proposal ($2.0 million after-tax); and (iii) after tax effect of item (1)
   (3) Write off costs associated with abandoned project.
   (4) Redemption premium on remarketable notes, net of unamortized premium ($39.0 million after tax); write off costs associated with abandoned project ($1.3 million after tax); and write off of nonoperating investment ($508,000 after tax).


                                CenturyTel, Inc.
                  RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
                                   (UNAUDITED)

                                       Twelve months ended December 31, 2003            Twelve months ended December 31, 2002
                                       -------------------------------------            --------------------------------------
                                                                 As adjusted                                       As adjusted
                                                      Less        excluding                            Less         excluding
                                                      non-           non-                              non-            non-
                                            As      recurring     recurring                  As      recurring      recurring
                                         reported     items         items                 reported     items          items
                                       -------------------------------------            --------------------------------------
Consolidated operating cash flow from
 continuing operations and cash flow
 margin
   Operating income                    $   750,396      (1,041)(1)   751,437                575,406     (24,574)(3)    599,980
   Add: Depreciation and amortization      470,641                   470,641                411,626           -        411,626
                                       -------------------------------------            --------------------------------------
   Consolidated operating cash flow
    from continuing operations         $ 1,221,037      (1,041)    1,222,078                987,032     (24,574)     1,011,606
                                       =====================================            ======================================

   Revenues from continuing operations $ 2,380,745       1,500     2,379,245              1,971,996      (7,645)(4)  1,979,641
                                       =====================================            ======================================
   Consolidated cash flow margin
    (operating cash flow divided
    by revenues)                             51.3%                     51.4%                  50.1%                      51.1%
                                       ===========               ===========            ===========               ============

Telephone operating cash flow,
 operating income margin and cash
 flow margin
   Telephone operating income          $   688,114      (1,041)(1)   689,155                543,113     (22,645)(3)    565,758
   Add: Depreciation and amortization      450,851           -       450,851                396,866           -        396,866
                                       -------------------------------------            --------------------------------------
   Telephone operating cash flow       $ 1,138,965      (1,041)    1,140,006                939,979     (22,645)       962,624
                                       =====================================            ======================================

   Telephone revenues                  $ 2,071,980       1,500     2,070,480              1,733,592      (7,645)(4)  1,741,237
                                       =====================================            ======================================

   Telephone operating income margin
    (operating income divided
    by revenues)                             33.2%                     33.3%                  31.3%                      32.5%
                                       ===========               ===========            ===========               ============

   Telephone cash flow margin
    (operating cash flow divided
    by revenues)                             55.0%                     55.1%                  54.2%                      55.3%
                                       ===========               ===========            ===========               ============

Other Operations operating cash flow,
 operating income margin and cash
 flow margin
   Other Operations operating income   $    62,282           -        62,282                 43,568      (1,929)        45,497
   Add: Depreciation and amortization       19,790           -        19,790                 14,760           -         14,760
                                       -------------------------------------            --------------------------------------
   Other Operations operating
    cash flow                          $    82,072           -        82,072                 58,328      (1,929)        60,257
                                       =====================================            ======================================

   Other Operations revenues           $   308,765           -       308,765                238,404           -        238,404
                                       =====================================            ======================================
   Other Operations operating income
    margin (operating income divided
    by revenues)                             20.2%                     20.2%                  18.3%                      19.1%
                                       ===========               ===========            ===========               ============
   Other Operations cash flow margin
    (operating cash flow divided
     by revenues)                            26.6%                     26.6%                  24.5%                      25.3%
                                       ===========               ===========            ===========               ============

Free cash flow (prior to debt service
 requirements and dividends)
   Net income                          $   344,707      (1,075)(2)   345,782                801,624     476,638 (6)    324,986
   Add: Depreciation and
    amortization (7)                       470,641           -       470,641                424,520           -        424,520
   Less: Capital expenditures (7)         (377,939)          -      (377,939)              (413,509)          -       (413,509)
                                       -------------------------------------            --------------------------------------
   Free cash flow                      $   437,409      (1,075)      438,484                812,635     476,638        335,997
                                       =====================================            ======================================

   Free cash flow                      $   437,409                                          812,635
   Income from discontinued operations,
    net of tax                                   -                                         (608,091)
   Less: depreciation and amortization
    of discontinued operations                   -                                          (12,894)
   Nonrecurring gains and losses                 -                                           (3,709)
   Income from unconsolidated
    cellular entity                         (6,160)                                          (5,582)
   Deferred income taxes                   128,706                                           71,112
   Changes in current assets and
    current liabilities                    160,984                                           69,650
   Increase in other noncurrent assets     (23,528)                                         (30,543)
   Increase (decrease) in other
    noncurrent liabilities                  (6,151)                                          35,489
   Retirement benefits                     (14,739)                                          (9,416)
   Other, net                               13,504                                           61,274
   Add: capital expenditures               377,939                                          413,509
                                       -----------                                      -----------
   Net cash provided by operating
    activities from continuing
    operations                         $ 1,067,964                                         793,434
                                       ===========                                      ===========


   (1) Operating taxes ($7.5 million), net of related revenue effect ($1.5 million), associated with various operating tax audits, net of partial recovery of amounts previously written off in connection with WorldCom bankruptcy ($4.9 million; see Note 3).
   (2) Includes (i) interest cost ($4.9 million after-tax) related to operating tax audits; (ii) benefit from reversal of costs previously accrued to defend unsolicited takeover proposal ($2.0 million after-tax); (iii) net out of period income tax adjustments ($2.5 million credit); and (iv) after-tax effect of item (1).
   (3) Reserve for refunds of access charges to interexchange carriers ($7.6 million) and reserve for uncollectible receivables, primarily
        WorldCom ($15.0 million).
   (4)  Reserve for refunds of access charges to interexchange carriers.
   (5)  Write off costs associated with abandoned project.
   (6) Includes gain on sale of wireless operations ($551.4 million after tax) and gain on sale of a PCS license ($2.4 million after tax). Such favorable items were partially offset by unfavorable charges for reserve for refunds of access charges to interexchange carriers ($5.0 million after tax), reserve for uncollectible receivables, primarily WorldCom ($9.8 million after tax), costs to defend unsolicited takeover proposal ($2.0 million after tax) and write down of wireless portion of billing system ($19.8 million after tax).
   (7)  Includes discontinued operations for 2002.

                                    SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                         CenturyTel, Inc.

January 29, 2004                         By: /s/ Neil A. Sweasy
                                         ----------------------
                                         Neil A. Sweasy
                                         Vice President and Controller